Exhibit 99

FOR IMMEDIATE RELEASE
March 17, 2021

Cintas Corporation Announces
Fiscal 2021 Third Quarter Results

CINCINNATI, March 17, 2021 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2021 third quarter ended February 28, 2021. Revenue for the third quarter of fiscal 2021 was $1.78 billion compared to $1.81 billion in last year’s third quarter. Diluted earnings per share (EPS) were $2.37 in the third quarter of fiscal 2021, an increase of 9.7% from last year's third quarter diluted EPS.

The organic revenue growth rate for the third quarter of fiscal 2021, which is adjusted for the impacts of acquisitions, divestitures, foreign currency exchange rate fluctuations and differences in the number of workdays, was flat. The organic revenue growth rate for the Uniform Rental and Facility Services operating segment was also flat. Organic revenue for the First Aid and Safety Services operating segment increased 17.7%.

Gross margin for the third quarter of fiscal 2021 was $809.5 million compared to $824.4 million in last year’s third quarter. Gross margin as a percentage of revenue increased 10 basis points to 45.6% for the third quarter of fiscal 2021 compared to 45.5% in the third quarter of fiscal 2020.

Operating income for the third quarter of fiscal 2021 of $326.5 million increased 3.8% from last year’s third quarter operating income of $314.7 million. Operating income as a percentage of revenue increased 100 basis points to 18.4% in the third quarter of fiscal 2021 compared to 17.4% in the third quarter of fiscal 2020.

Net income from continuing operations was $258.4 million for the third quarter of fiscal 2021, an increase of 10.2% from last year's third quarter net income from continuing operations of $234.5 million. Third quarter of fiscal 2021 diluted EPS were $2.37, an increase of 9.7% from last year's third quarter diluted EPS of $2.16.

During the third quarter of fiscal 2021, Cintas purchased $82.0 million of Cintas common stock under its buyback program. On March 15, 2021, Cintas paid shareholders $79.5 million in quarterly dividends.

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "The COVID-19 coronavirus pandemic continues, and it remains a significant disruption to the economy. COVID-19 case counts surged early in our third quarter, and the economy slowed considerably. We were further challenged in the quarter by severe winter weather which caused extensive energy blackouts in the U.S. Fortunately, after peaking in January, COVID-19 case counts decreased even more quickly than they had increased. Widespread business restrictions were not imposed and demand for personal protective equipment remained strong, positioning us to exceed our financial expectations."

Mr. Farmer continued, "Regardless of the conditions, our employee-partners work with urgency to get businesses Ready for the Workday®. Significant opportunities for new revenue exist because businesses must instill confidence in their employees and customers that they will remain safe and healthy. Cintas employee-partners remain Ready™ to listen, offer solutions and deliver for every business. Every business has a need Cintas can fulfill.”

Mr. Farmer concluded, “For our fiscal fourth quarter, we expect revenue to be in the range of $1.80 billion to $1.83 billion and diluted EPS to be in the range of $2.20 to $2.40. This financial guidance does not include any future share buybacks or additional restrictions on businesses due to increasing COVID-19 case counts.”

About Cintas

Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. The company is also the creator of the Total Clean Program™ — a first-of-its-kind service that includes scheduled delivery of essential cleaning supplies, hygienically clean laundering, and sanitizing and disinfecting products and services. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2021 third quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2020 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2021	February 29, 2020	% Change
Revenue:
Uniform rental and facility services	$1,417,865	$1,448,021	(2.1)%
Other	359,191	362,627	(0.9)%
Total revenue	1,777,056	1,810,648	(1.9)%

Costs and expenses:
Cost of uniform rental and facility services	761,850	784,930	(2.9)%
Cost of other	205,690	201,323	2.2%
Selling and administrative expenses	483,048	509,743	(5.2)%

Operating income	326,468	314,652	3.8%

Interest income	(87)	(347)	(74.9)%
Interest expense	24,552	25,943	(5.4)%

Income before income taxes	302,003	289,056	4.5%
Income taxes	43,619	54,536	(20.0)%
Net income	$258,384	$234,520	10.2%

Basic earnings per share	$2.44	$2.23	9.4%

Diluted earnings per share	$2.37	$2.16	9.7%

Basic weighted average common shares outstanding	105,264	104,245
Diluted weighted average common shares outstanding	107,996	107,588

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2021	February 29, 2020	% Change
Revenue:
Uniform rental and facility services	$4,222,764	$4,372,524	(3.4)%
Other	1,057,914	1,093,012	(3.2)%
Total revenue	5,280,678	5,465,536	(3.4)%

Costs and expenses:
Cost of uniform rental and facility services	2,217,073	2,338,543	(5.2)%
Cost of other	608,004	601,065	1.2%
Selling and administrative expenses	1,426,555	1,570,666	(9.2)%

Operating income	1,029,046	955,262	7.7%

Interest income	(369)	(792)	(53.4)%
Interest expense	73,659	79,441	(7.3)%

Income before income taxes	955,756	876,613	9.0%
Income taxes	112,510	144,838	(22.3)%
Income from continuing operations	843,246	731,775	15.2%
Loss from discontinued operations, net of tax	—	(323)	(100.0)%
Net income	$843,246	$731,452	15.3%

Basic earnings per share:
Continuing operations	$7.99	$6.98	14.5%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$7.99	$6.98	14.5%

Diluted earnings per share:
Continuing operations	$7.78	$6.76	15.1%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$7.78	$6.76	15.1%

Basic weighted average common shares outstanding	104,782	103,840
Diluted weighted average common shares outstanding	107,696	107,280

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	February 28, 2021	February 29, 2020

Uniform rental and facility services gross margin	46.3%	45.8%
Other gross margin	42.7%	44.5%
Total gross margin	45.6%	45.5%
Net income margin	14.5%	13.0%

	Nine Months Ended
	February 28, 2021	February 29, 2020

Uniform rental and facility services gross margin	47.5%	46.5%
Other gross margin	42.5%	45.0%
Total gross margin	46.5%	46.2%
Net income margin, continuing operations	16.0%	13.4%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2021	February 29, 2020
Net cash provided by operations	$904,815	$934,549
Capital expenditures	(100,410)	(189,379)
Free cash flow	$804,405	$745,170

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Nine Months Ended
	February 28, 2021	February 29, 2020	Growth %	February 28, 2021	February 29, 2020	Growth %
	A	B	G	I	J	O
Revenue	$1,777,056	$1,810,648	(1.9)%	$5,280,678	$5,465,536	(3.4)%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	64	65		195	195

	E	F	H	M	N	P
Workday adjusted revenue growth	$1,804,823	$1,810,648	(0.3)%	$5,280,678	$5,465,536	(3.4)%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition, divestitures and foreign currency exchange impact, net			0.2%			0.2%

Organic growth			(0.1)%			(3.2)%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions, divestitures and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended February 28, 2021
Revenue	$1,417,865	$198,474	$160,717	$—	$1,777,056
Gross margin	$656,015	$86,341	$67,160	$—	$809,516
Selling and administrative expenses	$372,612	$60,521	$49,915	$—	$483,048
Interest income	$—	$—	$—	$(87)	$(87)
Interest expense	$—	$—	$—	$24,552	$24,552
Income (loss) before income taxes	$283,403	$25,820	$17,245	$(24,465)	$302,003

For the three months ended February 29, 2020
Revenue	$1,448,021	$170,541	$192,086	$—	$1,810,648
Gross margin	$663,091	$81,910	$79,394	$—	$824,395
Selling and administrative expenses	$391,462	$57,218	$61,063	$—	$509,743
Interest income	$—	$—	$—	$(347)	$(347)
Interest expense	$—	$—	$—	$25,943	$25,943
Income (loss) before income taxes	$271,629	$24,692	$18,331	$(25,596)	$289,056

For the nine months ended February 28, 2021
Revenue	$4,222,764	$597,373	$460,541	$—	$5,280,678
Gross margin	$2,005,691	$252,042	$197,868	$—	$2,455,601
Selling and administrative expenses	$1,091,651	$186,189	$148,715	$—	$1,426,555
Interest income	$—	$—	$—	$(369)	$(369)
Interest expense	$—	$—	$—	$73,659	$73,659
Income (loss) before income taxes	$914,040	$65,853	$49,153	$(73,290)	$955,756

For the nine months ended February 29, 2020
Revenue	$4,372,524	$512,299	$580,713	$—	$5,465,536
Gross margin	$2,033,981	$248,272	$243,675	$—	$2,525,928
Selling and administrative expenses	$1,206,982	$174,170	$189,514	$—	$1,570,666
Interest income	$—	$—	$—	$(792)	$(792)
Interest expense	$—	$—	$—	$79,441	$79,441
Income (loss) before income taxes	$826,999	$74,102	$54,161	$(78,649)	$876,613

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	February 28, 2021	May 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$553,611	$145,402
Accounts receivable, net	929,492	870,369
Inventories, net	533,211	408,898
Uniforms and other rental items in service	777,364	770,411
Income taxes, current	57,929	—
Prepaid expenses and other current assets	126,949	114,619
Total current assets	2,978,556	2,309,699

Property and equipment, net	1,329,930	1,403,065

Investments	264,581	214,847
Goodwill	2,895,251	2,870,020
Service contracts, net	418,318	451,529
Operating lease right-of-use assets, net	156,850	159,967
Other assets, net	304,011	260,758
	$8,347,497	$7,669,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$237,857	$230,995
Accrued compensation and related liabilities	224,641	127,417
Accrued liabilities	514,159	456,653
Income taxes, current	—	27,099
Operating lease liabilities, current	43,767	43,031
Debt due within one year	249,936	—
Total current liabilities	1,270,360	885,195

Long-term liabilities:
Debt due after one year	2,291,418	2,539,705
Deferred income taxes	389,553	388,579
Operating lease liabilities	119,071	122,695
Accrued liabilities	460,585	498,509
Total long-term liabilities	3,260,627	3,549,488

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2021: 188,913,700 issued and 105,039,174 outstanding FY 2020: 186,793,207 issued and 103,415,368 outstanding	1,403,229	1,102,689
Paid-in capital	74,451	171,521
Retained earnings	7,688,425	7,296,509
Treasury stock: FY 2021: 83,874,526 shares FY 2020: 83,377,839 shares	(5,336,627)	(5,182,137)
Accumulated other comprehensive loss	(12,968)	(153,380)
Total shareholders’ equity	3,816,510	3,235,202
	$8,347,497	$7,669,885

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2021	February 29, 2020
Cash flows from operating activities:
Net income	$843,246	$731,452

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	182,132	175,261
Amortization of intangible assets and capitalized contract costs	107,689	107,232
Stock-based compensation	83,421	96,428
Gain on sale of operating assets	(21,861)	—
Deferred income taxes	(36,259)	5,013
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(63,178)	(31,135)
Inventories, net	(123,678)	(17,780)
Uniforms and other rental items in service	(6,269)	(33,732)
Prepaid expenses and other current assets and capitalized contract costs	(76,971)	(95,169)
Accounts payable	5,113	14,271
Accrued compensation and related liabilities	97,474	(4,792)
Accrued liabilities and other	(1,357)	3,426
Income taxes, current	(84,687)	(15,926)
Net cash provided by operating activities	904,815	934,549

Cash flows from investing activities:
Capital expenditures	(100,410)	(189,379)
Purchases of investments	(7,873)	(10,461)
Proceeds from sale of operating assets, net of cash disposed	32,490	13,300
Acquisitions of businesses, net of cash acquired	(7,570)	(47,850)
Other, net	(5,301)	(2,090)
Net cash used in investing activities	(88,664)	(236,480)

Cash flows from financing activities:
Payments of commercial paper, net	—	(112,500)
Proceeds from exercise of stock-based compensation awards	120,049	81,547
Dividends paid	(371,818)	(268,042)
Repurchase of common stock	(154,490)	(261,327)
Other, net	(3,836)	30
Net cash used in financing activities	(410,095)	(560,292)

Effect of exchange rate changes on cash and cash equivalents	2,153	19

Net increase in cash and cash equivalents	408,209	137,796
Cash and cash equivalents at beginning of period	145,402	96,645
Cash and cash equivalents at end of period	$553,611	$234,441